UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): November 13, 2014
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)
Delaware    1-12691    22-2286646
(State or other jurisdiction of incorporation)    (Commission file number)    (I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400 Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 13, 2014, ION Geophysical Corporation (the “Company”) announced today the resignation of its Senior Vice President and Chief Financial Officer, Greg Heinlein, who is leaving the Company to pursue other interests. ION has named Steve Bate as its Executive Vice President and Chief Financial Officer. Mr. Bate was previously Executive Vice President and Chief Operating Officer of ION’s Systems division.

Mr. Bate joined ION in 2005 as Chief Financial Officer for the Company’s Solutions business. In 2007, he became Senior Vice President of ION’s Sensor business, and in 2009, his role broadened to include leadership of ION’s Land Imaging Systems division. Following the formation in March 2010 of INOVA Geophysical, ION’s joint venture with BGP, Mr. Bate was appointed INOVA’s first President and Chief Executive Officer and served in that role for two and a half years. In 2013, Mr. Bate was named Executive Vice President and Chief Operating Officer of ION’s Systems division. Prior to joining ION, Mr. Bate was President of a $300 million residential construction company and founded his own consulting business to help lead organizations through change. Mr. Bate holds a Bachelor of Business Administration from the University of Houston.
Item 7.01. Regulation FD Disclosure

On November 13, 2014, the Company issued a press release announcing Mr. Heinlein’s resignation and the appointment of Mr. Bate. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in Item 7.01 and Exhibit 99.1 of this report (i) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit Number Description
99.1    Press Release dated November 13, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2014	ION GEOPHYSICAL CORPORATION
By: /s/ JAMEY S. SEELY Jamey S. Seely Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

    99.1     Press Release dated November 13, 2014